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                                                                      Exhibit 21
          Pharmaceutical Product Development, Inc., and Subsidiaries

                                 Subsidiaries

The subsidiaries of Pharmaceutical Product Development, Inc., as of February 15, 2001, are as follows:


                                                                                    Jurisdiction of Incorporation or
                                   Name of Subsidiary                                         Organized in
      -------------------------------------------------------------------           ---------------------------------------
  1.  Applied Bioscience International Inc.                                                     Delaware
  2.  PPD Development, LLC                                                                       Texas
  3.  Pharmaco International Holdings, Inc.                                                     Delaware
  4.  Pharmaco Investments Inc.                                                                 Delaware
  5.  PPD France SNC                                                                             France
  6.  PPD Scandinavia AB                                                                         Sweden
  7.  PPD Canada, Ltd.                                                                           Canada
  8.  PPD Do Brazil-Suporte a Pesquisa, LTDA                                                     Brazil
  9.  Pharmaco International Holdings GmbH                                                      Germany
 10.  PPD Germany GmbH                                                                          Germany
 11.  PPD Poland Sp. zo.o                                                                        Poland
 12.  PPD Czech Republic, S.r.o.                                                             Czech Republic
 13.  PPD Germany GmbH & Co. KG                                                                 Germany
 14.  Pharmaceutical Product Development (Pty) Ltd.                                           South Africa
 15.  PPD Hungary R&D, Ltd.                                                                     Hungary
 16.  PPD UK Holdings Ltd.                                                                   United Kingdom
 17.  PPD Global Ltd.                                                                        United Kingdom
 18.  Leicester Clinical Research Centre, Ltd.                                               United Kingdom
 19.  Chelmsford Clinical Trials Unit Ltd.                                                   United Kingdom
 20.  Gabbay Ltd.                                                                            United Kingdom
 21.  Data Analysis & Research (DAR), Ltd.                                                   United Kingdom
 22.  APBI Investor Relations Inc.                                                             New Jersey
 23.  Clinix International Inc.                                                                 Delaware
 24.  APBI Finance Corporation                                                                  Delaware
 25.  PPD Pharmaco Mexico S.A. de C.V.                                                           Mexico
 26.  PPD Australia Pty Limited                                                                Australia
 27.  PPD Italy SRL                                                                              Italy
 28.  Pharmaceutical Product Development Spain SL                                                Spain
 29.  PPD Development (Thailand) Co., Ltd.                                                      Thailand
 30.  Cambridge Applied Nutrition Toxicology and Bioscience Limited                          United Kingdom
 31.  Clinical Technology Centre (International) Limited                                     United Kingdom
 32.  Genupro, Inc.                                                                          North Carolina
 33.  Belmont Research, Inc.                                                                 Massachusetts
 34.  PPD Discovery, Inc.                                                                    North Carolina
 35.  Target Discovery, Inc.                                                                 North Carolina
 36.  SARCO, Inc.                                                                               Delaware
 37.  PPD Virtual, Inc.                                                                      North Carolina
 38.  ATP, LLC.                                                                              North Carolina
 39.  Clinical Science Research International, Ltd.                                          United Kingdom

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Subsidiaries 1, 33, 34 and 37 are wholly owned subsidiaries of Pharmaceutical
Product Development, Inc.

Subsidiaries 2, 16, 22, 23 and 24 are wholly owned subsidiaries of Subsidiary 1.

Subsidiaries 3, 4 and 38 are wholly owned subsidiaries of Subsidiary 2.

Subsidiary 5 is owned 99% by Subsidiary 3 and 1% by Subsidiary 22.

Subsidiaries 6, 7, 8, 9, 14, 26, 27, 28 and 29 are wholly owned subsidiaries of Subsidiary 3.

Subsidiaries 10, 11 and 12 are wholly owned subsidiaries of Subsidiary 9.

Subsidiary 13 is owned 72% by Subsidiary 9 and 28% by Subsidiary 10.

Subsidiary 15 is owned 96.7% by Subsidiary 9 and 3.3% by Subsidiary 3.

Subsidiaries 17, 18, 19, 20 and 21 are wholly owned subsidiaries of Subsidiary
16.

Subsidiaries 30, 31, and 39 are wholly owned subsidiaries of Subsidiary 17.

Subsidiaries 35 and 36 are wholly owned subsidiaries of Subsidiary 34.

Subsidiary 25 is owned 99% by Subsidiary 3 and 1% by Subsidiary 2.

Subsidiary 32 is a wholly owned subsidiary of Subsidiary 37.